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                                                                   EXHIBIT 11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of the following reports in this Post-Effective Amendment No. 30 under the Securities Act of 1933, as amended, to this Registration Statement on Form N-1A (No. 33-26305) of Compass Capital
Funds:

        * Our report dated November 22, 1996 for the Compass Capital Funds' Bond Portfolios.

        * Our report dated November 22, 1996 for the Compass Capital Funds' Equity Portfolios.

        * Our report dated November 15, 1996 for the Compass Capital Funds' Money Market Portfolios.

        * Our report dated November 22, 1996 for the Multi-Sector Mortgage Securities Portfolio III.

        * Our report dated January 17, 1997 for the U.S. Large Company Series of The DFA Investment Trust Company.

We also consent to the reference to our Firm under the headings "Miscellaneous - Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

/s/ Coopers & Lybrand L.L.P.
----------------------------
Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
August 19, 1997